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As filed with the Securities and Exchange Commission on September 23, 2004

Registration No. 333-118959

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

OREGON STEEL MILLS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1000 S.W. Broadway, Suite 2200 Portland, Oregon 97205 (503) 223-9228 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	94-0506370 (I.R.S. Employer Identification No.)

L. Ray Adams, Vice President, Finance
Oregon Steel Mills, Inc.
1000 S.W. Broadway, Suite 2200
Portland, Oregon 97205
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Carmen Calzacorta, Esq. Schwabe, Williamson & Wyatt, P.C. 1211 S.W. Fifth Avenue, Suites 1600-1900 Portland, Oregon 97204 (503) 222-9981	Richard L. Muglia, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, New York 10036 (212) 735-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being offered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the common stock being registered. All of the amounts shown are estimates, except for the SEC registration fee, the NASD filing fee, and the NYSE listing fee.

SEC registration fee	$16,173
NASD filing fee	13,265
NYSE listing fee	60,488
Printing expenses	125,000
Legal fees and expenses	120,000
Accountants' fees and expenses	60,000
Transfer agent and registrar fees and expenses	8,000
Blue Sky fees and expenses	5,000
Miscellaneous	5,000

Total	$412,926

Item 15. Indemnification of Directors and Officers.

The Company is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware (the "GCL") provides, in summary, that a corporation may indemnify a director, officer, employee or agent of a corporation (i) in the case of third-party claims, against certain expenses incurred by such person in connection with any action, suit or proceeding brought or threatened against such person by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) in the case of actions by or in the right of the corporation, against certain expenses incurred by such person in connection with the defense or settlement of such an action, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that, in the case of actions by or in the right of the corporation, if such person is adjudged to be liable to the corporation, no indemnification can be made unless a court determines that such person is fairly and reasonably entitled to indemnification. Indemnification also is authorized with respect to any criminal action or proceeding where, in addition to the criteria stated under (i) above, a director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful. Section 145 of the GCL furthermore provides that a corporation must indemnify a director, officer, employee or agent of the corporation to the extent that he or she is successful on the merits or otherwise in defending any of the actions, suits or proceedings described above.

The Registrant's Restated Certificate of Incorporation (the "Restated Certificate") and Bylaws provide for the indemnification by the Registrant of directors, officers, employees and agents to the fullest extent permitted by Section 145 of the Delaware GCL. Additionally, Section 145 of the Delaware GCL permits a corporation to purchase and maintain insurance on behalf of its directors, officers, employees and agents against any liability asserted against such persons and incurred by such persons, or arising out of such persons' status as such. The Registrant maintains an insurance policy covering its directors and officers against such liability.

The Registrant also has entered into indemnification agreements with certain directors and executive officers. The agreements provide that the Registrant will indemnify the director or officer to the fullest extent allowed by the Restated Certificate and applicable law. In addition, the agreements provide that the Registrant will indemnify the director or officer for all expenses and liabilities relating to any proceeding in which the director or officer is made a party by reason of being an agent of the Registrant. The agreements also provide for mandatory insurance coverage for the director or officer.

Section 102 of the Delaware GCL provides that a corporation, in its Certificate of Incorporation, may eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, other than liability for (1) any breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) any transaction from which the director derived an improper personal benefit and (4) unlawful payment of dividends or unlawful stock purchases or redemptions. The Restated Certificate provides for the elimination, to the fullest extent permitted by law, of personal liability of its directors for monetary damages for breach of fiduciary duty as a director. Reference is made to the Restated Certificate of Incorporation filed as exhibit 3.1 to our Form 10-Q for the period ended June 30, 2003.

Item 16. Exhibits.

See Exhibit Index on page following signatures.

Item 17. Undertakings.

  (a)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

  (b)
  We hereby undertake that:

  (i)
  For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430(A) and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective;

  (ii)
  For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

  (iii)
  For the purpose of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on September 23, 2004.

OREGON STEEL MILLS, INC.
/s/ JEFF S. STEWART Jeff S. Stewart, Corporate Controller

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: September 23, 2004	* James E. Declusin, President, Chief Executive Officer and Director (Principal Executive Officer)
Date: September 23, 2004	* L. Ray Adams, Chief Financial Officer, Vice President—Finance and Treasurer (Principal Financial Officer)
Date: September 23, 2004	/s/ JEFF S. STEWART Jeff S. Stewart, Corporate Controller (Principal Accounting Officer)
Date: September 23, 2004	* Harry L. Demorest, Director
Date: September 23, 2004	* Carl W. Neun, Director
Date: September 23, 2004	* William P. Kinnune, Director
Date: September 23, 2004	* David L. Parkinson, Director
Date: September 23, 2004	* Stephen P. Reynolds, Director
Date: September 23, 2004	* William Swindells, Chairman of the Board and Director
Date: September 23, 2004	* Frank M. Walker, Director
Date: September 23, 2004	* Brett Wilcox, Director
*By:	/s/ JEFF S. STEWART Jeff S. Stewart Attorney-in-Fact

Exhibit Index

1.1	Form of Underwriting Agreement.
3.1	Restated Certificate of Incorporation of the Company, as amended. (Filed as exhibit 3.1 to Form 10-Q for the period ended June 30, 2003.)
3.2	Bylaws of the Company (as amended and restated on May 1, 2003). (Filed as exhibit 3.2 to Form 10-Q for the period ended June 30, 2003.)
4.1	Specimen Common Stock Certificate. (Filed as exhibit 4.1 to Form S-1 Registration Statement 33-38379.)
4.2	Rights Agreement between Oregon Steel Mills, Inc. and ChaseMellon Shareholder Services, LLC (now Mellon Investor Services, LLC), as Rights Agent. (Filed as Exhibit 1 to the Company's Registration Statement on Form 8-A (SEC Reg. No. 1-9987).)
4.3	Indenture, dated as of July 15, 2002, by and among Oregon Steel Mills, Inc., U.S. Bank National Association, as trustee, and New CF&I, Inc., and CF&I Steel, L.P., as guarantors. (Filed as exhibit 4.1 to the Registration statement on Form S-4 (SEC Reg. No. 333-98249).)
4.4	First Amendment to Oregon Steel Mills, Inc. Indenture. (Filed as Exhibit 4.2 to Form 10-Q for the period ended September 30, 2002.)
4.5	Exchange and Registration Rights Agreement, dated July 15, 2002, between Oregon Steel Mills, Inc., and Goldman, Sachs & Co. (Filed as exhibit 4.2 to the Registration Statement on Form S-4 (SEC Reg. No. 333-98249).)
4.6	Security Agreement, dated as of July 15, 2002, between Oregon Steel Mills, Inc., and U.S. Bank National Association. (Filed as exhibit 4.3 to the Registration Statement on Form S-4 (SEC Reg. No. 333-98249).)
4.7	Security Agreement, dated as of July 15, 2002, between CF&I Steel, L.P. and U.S. Bank National Association. (Filed as exhibit 4.4 to the Registration Statement on Form S-4 (SEC Reg. No. 333-98249).)
4.8	Security Agreement, dated as of July 15, 2002, between New CF&I, Inc. and U.S. Bank National Association. (Filed as exhibit 4.5 to the Registration Statement on Form S-4 (SEC Reg. No. 333-98249).)
4.9	Intercreditor Agreement, dated July 15, 2002 between U.S. Bank National Association and Textron Financial Corporation. (Filed as exhibit 4.6 to the Registration Statement on Form S-4 (SEC Reg. No. 333-98249).)
4.10	Form of Deed of Trust, Assignment of Rents and Leases and Security Agreement. (Filed as exhibit 4.7 to the Registration Statement on Form S-4 (SEC Reg. No. 333-98249).)
4.11	Form of Global Note. (Filed as exhibit 4.8 to the Registration Statement on Form S-4 (SEC Reg. No. 333-98249).)
4.12	Guarantee of CF&I Steel, L.P. (Filed as exhibit 4.9 to the Registration Statement on Form S-4 (SEC Reg. No. 333-98249).)
4.13	Guarantee of New CF&I, Inc. (Filed as exhibit 4.10 to the Registration Statement on Form S-4 (SEC Reg. No. 333-98249).)
5.1†	Opinion of Schwabe, Williamson & Wyatt, P.C. (and Consent).
10.1**	Form of Indemnification Agreement between the Company and its directors. (Filed as exhibit 10.3 to Form 10-Q for the period ended June 30, 2003.)
10.2**	Form of Indemnification Agreement between the Company and its executive officers. (Filed as exhibit 10.2 to Form 10-Q for the period ended June 30, 2003.)
10.3	Agreement for Electric Power Service between the Registrant and Portland General Electric Company. (Filed as exhibit 10.20 to the Registration Statement on Form S-1 (SEC Reg. No. 33-20407).)

10.4**	Form of Key Employee Contract between the Company and its executive officers. (Filed as exhibit 10.2 to Form 10-Q for the period ended September 30, 2000.)
10.5	Summary of Rights to Purchase Participating Preferred Stock. (Filed as exhibit 2 to the Company's Registration Statement on Form 8-A (SEC Reg. No. 1-9987).)
10.6	Form of Rights Certificate and Election to Purchase. (Filed as exhibit 3 to the Company's Registration Statement on Form 8-A (SEC Reg. No. 1-9987).)
10.7**	2002 Annual Incentive Plan for certain of the Company's management employees. (Filed as exhibit 10.11 to Form 10-K for the period ended December 31, 2001.)
10.8**	2000 Non-Qualified Stock Option Plan. (Filed as exhibit 99.1 to the Company's Registration Statement on Form S-8 (SEC Reg. No. 333-68732).)
10.9**	2002 Non-Employee Director's Stock Option Plan. (Filed as exhibit 99.1 to the Company's Registration Statement on Form S-8 (SEC Reg. No. 333-86980).)
10.10***	Credit Agreement, dated as of July 12, 2002, among Oregon Steel Mills, Inc., New CF&I, Inc., CF&I Steel, L.P. and Colorado & Wyoming Railway Company as borrowers, the financial institutions that are or may from time to time become parties thereto, as Lenders, Textron Financial Corporation, as Agent for the Lenders, and GMAC Business Credit LLC, as Co-Managing Agent. (Filed as exhibit 10.1 to the Registration Statement on Form S-4 (SEC Reg. No. 333-98249).)
10.11	Amendment No. 1 to Credit Agreement dated as of December 13, 2002. (Filed as exhibit 10.11 on Form 10-K for the period ended December 31, 2002.)
10.12	Amendment No. 2 to Credit Agreement, dated as of June 30, 2003. (Filed as exhibit 10.1 on Form 10-Q for the period ended June 30, 2003.)
10.13	Security Agreement, dated as of July 12, 2002, among Oregon Steel Mills, Inc., New CF&I, Inc., CF&I Steel, L.P. and the Agent for the Lenders. (Filed as exhibit 10.2 to the Registration Statement on Form S-4 (SEC Reg. No. 333-98249).)
10.14	Employment Agreement dated August 1, 2003, between the Company and James E. Declusin. (Filed as exhibit 10.1 on Form 10-Q for the period ended September 30, 2003.)
10.15	Separation Agreement and General Release dated September 16, 2003, between the Company and its subsidiaries and Joe E. Corvin. (Filed as exhibit 10.2 on Form 10-Q for the period ended September 30, 2003.)
10.16	Amendment No. 3 to Credit Agreement dated as of September 26, 2003. (Filed as exhibit 10.3 on Form 10-Q for the period ended September 30, 2003.)
10.17	Amendment No. 4 to Credit Agreement dated as of November 13, 2003. (Filed as exhibit 10.4 on Form 10-Q for the period ended September 30, 2003.)
10.18†***	Rocky Mountain Steel Mills Labor Dispute Settlement Agreement and Attachment J.
10.19†	Modification Agreement dated as of September 10, 2004.
10.20†	Rocky Mountain Steel Mills—United Steelworkers of America Back Pay Trust Agreement.
23.1†	Consent of Independent Registered Public Accounting Firm—KPMG LLP.
23.2†	Consent of Independent Registered Public Accountants—PricewaterhouseCoopers LLP.
23.3†	Consent of Schwabe, Williamson & Wyatt, P.C. is contained in Exhibit 5.1.
24.1†	Powers of Attorney of directors and officers of the Registrant are included on the signature page of the Registration Statement.

†
Previously filed.

**
Management contract or compensatory plan.

***
Certain Exhibits and Schedules to this Exhibit are omitted. A list of omitted Exhibits is provided in the Exhibit and the Registrant agrees to furnish to the Commission as a supplement a copy of any omitted Exhibits or Schedules upon request.

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Exhibit Index